Exhibit 4.2

NUMBER

SHARES

CERTIFICATE OF STOCK

TRIAN ACQUISITION I CORP
CORPORATE
SEAL
2007
DELAWARE

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED OFFICER

C

TRIAN ACQUISITION I CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 89582E 10 8

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF

TRIAN ACQUISITION I CORP.

transferable on the books of the Corporation in person or by authorized attorney upon surrender of this certificate properly endorsed.

    The Corporation will be forced to liquidate if it is unable to complete a business combination by ___________ , 2010, all as more fully described in the Corporation’s final prospectus dated ___________ , 2008.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _________________ , 20 ______

PRESIDENT

SECRETARY

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: J. Dickinson 708-385-9112

/ ETHER 7 / LIVE JOBS / T / Trian 28839 FC Lot 1

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF DECEMBER 3, 2007
TRIAN ACQUISITION I CORP.
TSB 28839 FC LOT 1

Operator: AP

New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____OK AS IS _____ OK WITH CHANGES _____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.
However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.

Trian Acquisition I Corp.

          The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	___________		Custodian	__________
TEN ENT	– as tenants by the entireties		(Cust)			(Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors
			Act	_______________________	_________________________
(State)

Additional Abbreviations may also be used though not in the above list.

          For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: J. Dickinson 708-385-9112

/ ETHER 7 / LIVE JOBS / T / Trian 28839 BK Lot 1

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF DECEMBER 3, 2007
TRIAN ACQUISITION I CORP.
TSB 28839 BK LOT 1

Operator: AP

New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____OK AS IS_____OK WITH CHANGES _____ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.